UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2021

Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

278 Bay Street, Suite 102
Thunder Bay, ON		P7B 1R8
(Address of principal executive offices)		(Zip Code)

1 (807) 345-5380

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 13, 2021, the board of directors (the “Board”) of Red Metal Resources Ltd. (the “Company” or “Red Metal”) adopted a rolling 10% stock option plan (the “Stock Option Plan”). The Stock Option Plan provides for the grant of stock options in an amount of up to an aggregate of 10% of the total number of issued common shares of the Company (the “Shares”) (calculated on a non-diluted basis) at the time of grant. The Board believes that the adoption of the Stock Option Plan is in the best interests of Red Metal and its shareholders as the Stock Option Plan will provide the Company with the ability to retain and attract its directors, potential employees and consultants to promote growth, improve performance and further align their interests with those of shareholders of the Company through the ownership of additional Shares.

The Stock Option Plan is subject to certain terms and conditions, including the following:

(a)Unless authorized by the shareholders of the Company, the Stock Option Plan limits the total number of Shares that may be reserved for issuance on the exercise of Options outstanding under the Stock Option Plan, together with all of the Company’s other previously established or proposed options, option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, to a number not exceeding 10% of the number of Shares outstanding from time to time subject to certain limitations set out in the Stock Option Plan.

(b)The Board has the discretion to establish the exercise price of the options at the time each option is granted, subject to compliance with the policies of any exchange on which the Shares are listed.

(c)The maximum length of any option is 10 years from the date that it is granted or such shorter period as may be required under applicable securities laws or any applicable exchange policies.

(d)Any Shares that may be issued in the future to an eligible person as defined in the Stock Option Plan upon the exercise of an option will be subject to a hold period expiring on the date that is four months and a day after the date the option is granted and certificates representing Shares issued prior to the expiry of the hold period will bear a legend as described in the Stock Option Plan.

(e)If an eligible person under the Stock Option Plan is terminated for cause, any option granted shall terminate and cease to be exercisable upon the person ceasing to be director, employee or consultant.

(f)In the event that the Stock Option Plan is approved by a majority of the votes cast at a meeting of shareholders of the Company, the Board may grant a number of options that exceeds the limits set out in section 3.6 of the Stock Option Plan subject to compliance with applicable securities laws, regulatory rules, and exchange policies.

The above summary and the foregoing description of the Stock Option Plan are qualified in their entirety by reference to the text of the Stock Option Plan, which is filed as exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 7.01REGULATION FD DISCLOSURE

On July 15, 2021, the Company issued a news release announcing the adoption of the Stock Option Plan. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Items 5.02 and 7.01 of this Current Report on Form 8-K, including Exhibits 10.1 and 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Stock Option Plan dated July 13, 2021
99.1	News Release dated July 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: July 15, 2021	By: /s/ Caitlin Jeffs
Caitlin Jeffs
CEO and President